EXHIBIT 10.6

                                                                         ANNEX A
                                                                         -------


                      UNIVERSAL COMPRESSION HOLDINGS, INC.
                           UNIVERSAL COMPRESSION, INC.
                              4440 BRITTMOORE ROAD
                              HOUSTON, TEXAS  77041

                                                                October 16, 2001

Deutsche  Banc  Alex.  Brown  Inc.
First  Union  Securities,  Inc.
Banc  One  Capital  Markets,  Inc.
Scotia  Capital  (USA)  Inc.
c/o   Deutsche  Banc  Alex.  Brown Inc.
      130  Liberty  Street
      New  York,  New  York  10006

              Re:  Universal Compression Synthetic Lease Financing
                   -----------------------------------------------


Ladies  and  Gentlemen:

          Reference is made to that certain letter agreement dated January 21, 2001 among Deutsche Banc Alex. Brown Inc. ("DBAB"), BRL Universal Equipment 2001
                                            ----
A, L.P. ("BRL"), BRL Universal Equipment Corp. ("BRLC") and Universal
          ---                                    ----
Compression, Inc. (the "Company") (the "Letter Agreement") and the indemnity
                        -------         ----------------
letter referred to in Section 3(c) thereof (the "Indemnity Letter") (the Letter
                                                 ----------------
Agreement and the Indemnity Letter (not including the supplement thereto dated February 6, 2001) are referred to collectively herein as the "Engagement
                                                              ----------
Letter"). Capitalized terms used herein without definition have the meanings
------
given such terms in the Engagement Letter.

          In consideration of (i) the intention of BRL to acquire additional domestic gas compression equipment with an aggregate appraised value of at least $122.0 million from the Company and (ii) the intention of BRL, BRLC UCH and UCI to raise additional funds of $122.0 million in the aggregate pursuant to the provisions of the documents governing the Financing to finance the acquisition of the additional equipment, the parties to the Engagement Letter wish to execute this letter agreement (this "Agreement") supplementing certain
                                     ---------
provisions of the Engagement Letter. Contemporaneously herewith the Initial Purchasers are entering into a purchase agreement with BRL and BRLC (the "Purchase Agreement") relating to the purchase of $100,000,000 aggregate
-------------------
principal amount of 8-7/8% Senior Secured Notes due 2008 of BRL and BRLC (the

"Notes") offered pursuant to the offering memorandum dated the date hereof
 ----
prepared by UCH, UCI, BRL and BRLC (the "Memorandum").
                                         ----------

          Section  1.  Representations and Warranties.  Each of UCH and UCI,
                       ------------------------------
severally and jointly, represents and warrants to (provided, each such representation and warranty shall be true and correct on the date hereof and at and as of the Closing Date unless expressly stated to relate to another date) and agrees with each of the Initial Purchasers that:

          (a) Neither the Memorandum nor any amendment or supplement thereto as of the date thereof and at all times subsequent thereto up to the Closing Date (as defined in the Purchase Agreement) contained or contains any untrue statement of a material fact or omitted or omits to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, except that the representations and warranties set forth in this Section 1(a) do not apply to the Initial Purchaser Information or the Issuer Information.

          (b) The audited and unaudited consolidated financial statements of UCH and UCI included or incorporated by reference into the Memorandum present fairly in all material respects the financial position, results of operations and cash flows of each of UCH and UCI at the respective dates and for the respective periods to which they relate and have been prepared in accordance with generally accepted accounting principles applied on a consistent basis, except as otherwise stated therein. Deloitte & Touche LLP, and, to the knowledge of UCI and UCH, Arthur Andersen LLP and KPMG LLP (the "Independent Accountants") are independent public accounting firms
           -----------------------
     within the meaning of the Act and the rules and regulations promulgated thereunder

          (c) The pro forma financial statements (including the notes thereto) and the other pro forma financial information included or incorporated by reference in the Memorandum (i) comply as to form in all material respects with the applicable requirements of Regulation S-X promulgated under the Exchange Act, (ii) have been prepared in all material respects in accordance with the Commission's rules and guidelines with respect to pro forma financial statements, and (iii) have been properly computed on the bases described therein; the assumptions used in the preparation of the pro forma financial data and other pro forma financial information included in the Memorandum are reasonable and the adjustments used therein are appropriate in all material respects to give effect to the transactions or circumstances referred to therein.

          (d) The statistical and market-related data included in the Memorandum are based on or derived from sources which UCH and UCI believe to be in all material respects reliable and accurate.

          (e) Neither UCH nor UCI nor any agent acting on their behalf has taken or will take any action that might cause this Agreement or the sale of the Notes to violate Regulation T, U or X of the Board of Governors of the Federal Reserve System, in each case as in effect on the Closing Date.

          (f) Each of UCH and UCI (i) makes and keeps books and records which, in reasonable detail, accurately and fairly reflect the transactions and disposition of assets of such entity and (ii) maintains internal accounting controls which provide reasonable assurance that (A) transactions are executed in accordance with management's general or specific authorization, (B) transactions are recorded as necessary to permit preparation of its financial statements and to maintain accountability for its assets, (C) access to its assets is permitted only in accordance with management's authorization and (D) the reported accountability for its assets is compared with existing assets at reasonable intervals.

          (g) The Notes, the Indenture, the Registration Rights Agreement (as defined in the Memorandum) and each of the Operative Documents (as defined in the Memorandum) will conform in all material respects to the descriptions thereof in the Memorandum.

          (h) No holder of securities of UCH or UCI will be entitled to have such securities registered under the registration statements required to be filed pursuant to the Registration Rights Agreement (as defined in the Memorandum) other than as expressly permitted thereby.

          (i) Neither UCH nor UCI nor any of their respective affiliates as defined in Rule 501(b) of Regulation D under the Act ("Affiliates") have
                                                              -----------
     directly, or through any agent, (i) sold, offered for sale, solicited offers to buy or otherwise negotiated in respect of any "security" (as defined in the Act) which is or could be integrated with the sale of the Notes in a manner that would require the registration under the Act of the Notes or (ii) engaged in any form of general solicitation or general advertising (as those terms are used in Regulation D under the Act) in connection with the offering of the Notes or in any manner involving a public offering within the meaning of Section 4(2) of the Act.

          (j) Neither UCH nor UCI has taken, nor will it take, directly or indirectly, any action designed to, or that might be reasonably expected to, cause or result in stabilization or manipulation of the price of the Notes.

          (k) Neither UCH nor UCI nor any of their Affiliates or any person acting on its or their behalf (other than the Initial Purchasers) has engaged in any directed selling efforts (as that term is defined in Regulation S under the Act ("Regulation S")) with respect to the Notes.
                                      ------------

          (l) On the Closing Date, all the representations and warranties made by UCH and UCI in the Participation Agreement (as defined in the Memorandum) shall be true and correct.

          (m) This Agreement and the Registration Rights Agreement have been duly authorized, executed and delivered by each of UCH and UCI.

          Section  2.  Covenants.  Each of UCH and UCI covenants and agrees,
                       ---------
jointly and severally, with each of the Initial Purchasers that:

               (a) UCH and UCI will not amend or supplement the Memorandum or any amendment or supplement thereto of which the Initial Purchasers shall not previously have been advised and furnished a copy for a reasonable period of time prior to the proposed amendment or supplement and as to which the Initial Purchasers shall reasonably object to in writing; any objection to such amendment or supplement shall be made within two business days after receiving a draft copy thereof. UCH and UCI will promptly, upon the reasonable request of the Initial Purchasers or counsel for the Initial Purchasers, make any amendments or supplements to the Memorandum that may be necessary or advisable in connection with the resale of the Notes by the Initial Purchasers.

               (b) If, at any time prior to the completion of the distribution by the Initial Purchasers of the Notes or the Private Exchange Notes (as defined in the Registration Rights Agreement), any event occurs or information becomes known as a result of which the Memorandum as then amended or supplemented would include any untrue statement of a material fact, or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if for any other reason it is necessary at any time to amend or supplement the Memorandum to comply with applicable law, UCH and UCI will promptly notify the Initial Purchasers thereof and will prepare, at the expense of UCH and UCI, an amendment or supplement to the Memorandum that corrects such statement or omission or effects such compliance.

               (c) UCH and UCI will, without charge, provide to the Initial Purchasers and to counsel for the Initial Purchasers as many copies of the Memorandum or any amendment or supplement thereto as the Initial Purchasers may reasonably request.

               (d) For a period of one year after the Closing Date, UCH and UCI will furnish to the Initial Purchasers copies of any reports or financial statements furnished to or filed by UCH or UCI with the Commission or any national securities exchange on which any class of securities of UCH or UCI may be listed.

               (e) For so long as any of the Notes remain outstanding and have not been registered pursuant to the Act, UCH and UCI will make available at their expense, upon reasonable request, to any holder of such Notes and any prospective purchasers thereof the information specified in Rule 144A(d)(4) under the Act, unless UCH or UCI, as the case may be, are subject to Section 13 or 15(d) of the Exchange Act.

          Section  3.  Conditions  Precedent.  The obligation of the Initial
                       ---------------------
Purchasers to fulfill any obligation to BRL and BRLC as contemplated by the Purchase Agreement shall, in the sole discretion of the Initial Purchasers, be subject to the satisfaction or waiver of the following conditions on or prior to the Closing Date (and BRL and BRLC so agree):

               (a) The Initial Purchasers shall have received a certificate of each of UCH and UCI, dated the Closing Date and addressed to BRL and the Initial Purchasers, signed on behalf of UCH and UCI by their respective duly authorized officers to the effect that:

                    (i) The representations and warranties of UCH and UCI
               contained in this Agreement are true and correct in all material respects on and as of the Closing Date, and UCH and UCI have performed in all material respects all covenants and agreements and satisfied all conditions on their part to be performed or satisfied hereunder at or prior to the Closing Date;

                    (ii) At the Closing Date, since the date of the Memorandum or since the date of the most recent financial statements in the Memorandum (exclusive of any amendment or supplement thereto after the date of the Memorandum), no event or development has occurred, and no information has become known, that, individually or in the aggregate, has or would reasonably be expected to have a material adverse effect on the business, condition (financial or otherwise) or results of operations of UCH and UCI, taken as a whole (any such event, a "Material Adverse Effect"); and
                                         -----------------------

                    (iii) The sale of the Notes has not been enjoined
               (temporarily or permanently).

          (b) On the Closing Date, the Initial Purchasers shall have received the opinions to be delivered to the parties pursuant to the Participation Agreement, dated as of the Closing Date and addressed to the

     Initial Purchasers, of King & Spalding, Gardere Wynne Sewell LLP and Mark Carlton, counsel for UCH and UCI, in form and substance satisfactory to counsel for the Initial Purchasers.

          (c) The representations and warranties of each of UCH and UCI contained in this Agreement shall be true and correct on and as of the date hereof and on and as of the Closing Date in all material respects as if made on and as of the Closing Date; the statements of the officers of UCH or UCI made pursuant to any certificate delivered in accordance with the provisions hereof shall be true and correct in all material respects on and as of the date made and on and as of the Closing Date; each of UCH and UCI shall have performed in all material respects all covenants and agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to the Closing Date; and, except as described in the Memorandum (exclusive of any amendment or supplement thereto after the date hereof), subsequent to the date of the most recent financial statements in such Memorandum, there shall have been no event or development, and no information shall have become known, that, individually or in the aggregate, has or would reasonably be expected to have a Material Adverse Effect.

          (d) Subsequent to the date of the most recent financial statements of UCH or UCI incorporated by reference in the Memorandum (exclusive of any amendment or supplement thereto after the date hereof), neither UCH nor UCI shall have sustained any loss or interference with respect to its business or properties from fire, flood, hurricane, accident or other calamity, whether or not covered by insurance, or from any strike, labor dispute, slowdown or work stoppage or from any legal or governmental proceeding, order or decree, which loss or interference, individually or in the aggregate, has or would reasonably be expected to have a Material Adverse Effect.

          (e) On the Closing Date, the Initial Purchasers shall have received the Registration Rights Agreement executed by UCH and UCI and the other parties thereto.

          (f) On the Closing Date, all conditions of UCH or UCI to the consummation of the transactions contemplated by the Operative Documents shall have been satisfied and each Operative Document shall be in full force and effect as to UCH and UCI. Since the date of this Agreement, except in connection with the offering of the Notes or as previously disclosed to the Initial Purchasers and reasonably acceptable to them, there have been no amendments, modifications, restatements or waivers to any Operative Documents which would be required to be disclosed in the Memorandum and are not so disclosed.

          On or before the Closing Date, the Initial Purchasers and counsel for the Initial Purchasers shall have received such further documents, opinions, certificates, letters and schedules or instruments relating to the business, corporate, legal and financial affairs of UCH and UCI as they shall have heretofore reasonably requested from UCH and UCI.

          All such documents, opinions, certificates, letters, schedules or instruments delivered pursuant to this Agreement will comply with the provisions hereof only if they are reasonably satisfactory in all material respects to the Initial Purchasers and counsel for the Initial Purchasers. UCH and UCI shall furnish to the Initial Purchasers such conformed copies of such documents, opinions, certificates, letters, schedules and instruments in such quantities as the Initial Purchasers shall reasonably request.

          Section  4.  Indemnification and Contribution.
                       --------------------------------

          (a) UCH and UCI agree to indemnify and hold harmless the Initial Purchasers and each person, if any, who controls any Initial Purchaser within the meaning of Section 15 of the Securities Act of 1933, as amended (the "Act") or Section 20 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), against any losses, claims, damages or liabilities to which any Initial Purchaser or such controlling person may become subject under the Act, the Exchange Act or otherwise, insofar as any such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon:

               (i) any untrue statement or alleged untrue statement of any material fact contained in any Memorandum or any amendment or supplement thereto; or

               (ii) the omission or alleged omission to state, in any Memorandum or any amendment or supplement thereto, a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading and will reimburse, as incurred, the Initial Purchasers and each such controlling person for any legal or other expenses reasonably incurred by the Initial Purchasers or such controlling person in connection with investigating, defending against or appearing as a third-party witness in connection with any such loss, claim, damage, liability or action; provided, however, UCH and UCI will not be liable in any such case to the extent that any such loss, claim, damage, or liability arises out of or is based upon any untrue statement or alleged untrue statement or omission or alleged omission made in the Memorandum or any amendment or supplement thereto in reliance upon and in conformity with written information concerning the Initial Purchasers furnished to UCH or UCI, as the case may be, by the Initial Purchasers specifically for use therein. This indemnity agreement will be in addition to any liability that UCH or UCI may otherwise have to the indemnified parties. UCH and UCI shall not be liable under this Section 4 for any settlement of any claim or action effected without their prior written consent, which shall not be unreasonably withheld, delayed or conditioned. The Initial Purchasers shall not, without the prior written consent of UCH and UCI, effect any settlement or compromise of any pending or threatened proceeding in respect of which UCH and UCI are or could have been a party, or indemnity could have been sought hereunder by UCH and UCI, unless such settlement (A) includes an unconditional written release of UCH and UCI, in form and substance reasonably satisfactory to UCH and UCI, from all liability on claims that are the subject matter of such proceeding and (B) does not include any statement as to an admission of fault, culpability or failure to act by or on behalf of UCH and UCI.

          (b) The Initial Purchasers agree to indemnify and hold harmless UCH and UCI, their respective directors, officers and each person, if any, who controls UCH and UCI within the meaning of Section 15 of the Act or Section 20 of the Exchange Act against any losses, claims, damages or liabilities to which UCH and UCI or any such director, officer or controlling person may become subject under the Act, the Exchange Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement of any material fact contained in the Memorandum or any amendment or supplement thereto, or (ii) the omission or the alleged omission to state therein a material fact required to be stated in the Memorandum or any amendment or supplement thereto, or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information concerning such Initial Purchaser, furnished to UCH or UCI, as the case may be, by the Initial Purchasers specifically for use therein; and subject to the limitation set forth immediately preceding this clause, will reimburse, as incurred, any legal or other expenses reasonably incurred by UCH or UCI or any such director, officer or controlling person in connection with investigating or defending against or appearing as a third party witness in connection with any such loss, claim, damage, liability or action in respect thereof. This indemnity agreement will be in addition to any liability that the Initial Purchasers may otherwise have to the indemnified parties. The Initial Purchasers shall not be liable under this
Section 4 for any settlement of any claim or action effected without their consent, which shall not be unreasonably withheld. Neither UCH nor UCI shall, without the prior written consent of the Initial Purchasers, effect any settlement or compromise of any pending or threatened proceeding in respect of which any Initial Purchaser is or could have been a party, or indemnity could have been sought hereunder by any Initial Purchaser, which settlement or compromise would be applicable to the Initial Purchasers unless such settlement
(A) includes an unconditional written release of the Initial Purchasers, in form and substance reasonably satisfactory to the Initial Purchasers, from all liability on claims that are the subject matter of such proceeding and (B) does not include any statement as to an admission of fault, culpability or failure to act by or on behalf of any Initial Purchaser.

          (c)     Promptly after receipt by an indemnified party under this
Section 4 of notice of the commencement of any action for which such indemnified party is entitled to indemnification under this Section 4, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 4, notify the indemnifying party of the commencement thereof in writing; but the omission to so notify the indemnifying party (i) will not relieve it from any liability under paragraph (a) or (b) above unless and to the extent such failure results in the forfeiture by the indemnifying party of substantive rights and defenses and (ii) will not, in any event, relieve the indemnifying party from any obligations to any indemnified party other than the indemnification obligation provided in paragraphs (a) and (b) above. In case any such action is brought against any indemnified party, and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party; provided, however, that if (i) the use of counsel chosen by the indemnifying party to represent the indemnified party would present such counsel with a conflict of interest, (ii) the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have been advised by counsel in writing that there may be one or more legal defenses available to it and/or other indemnified parties that are different from or additional to those available to the indemnifying party, or (iii) the indemnifying party shall not have employed counsel reasonably satisfactory to the indemnified party to represent the indemnified party within a reasonable time after receipt by the indemnifying party of notice of the institution of such action, then, in each such case, the indemnifying party shall not have the right to direct the defense of such action on behalf of such indemnified party or parties and such indemnified party or parties shall have the right to select separate counsel to defend such action on behalf of such indemnified party or parties. After notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof and approval by such indemnified party of counsel appointed to defend such action, the indemnifying party will not be liable to such indemnified party under this Section 4 for any legal or other expenses, other than reasonable costs of investigation, subsequently incurred by such indemnified party in connection with the defense thereof, unless (i) the indemnified party shall have employed separate counsel in accordance with the proviso to the immediately preceding sentence (it being understood, however, that in connection with such action the indemnifying party shall not be liable for the expenses of more than one separate counsel (in addition to local counsel) in any one action or separate but substantially similar actions in the same jurisdiction arising out of the same general allegations or circumstances, designated by the Initial Purchasers in the case of paragraph (a) of this Section 4 or UCH or UCI in the case of paragraph (b) of this Section 4, representing all of the indemnified parties under such paragraph
(a) or paragraph (b), as the case may be, who are parties to such action or actions) or (ii) the indemnifying party has authorized in writing the employment of counsel for the indemnified party at the expense of the indemnifying party.

After such notice from the indemnifying party to such indemnified party, the indemnifying party will not be liable for the costs and expenses of any settlement of such action effected by such indemnified party without the prior written consent of the indemnifying party (which consent shall not be unreasonably withheld), unless such indemnified party waived in writing its rights under this Section 4, in which case the indemnified party may effect such a settlement without such consent.

          (d) In circumstances in which the indemnity agreement provided for in the preceding paragraphs of this Section 4 is unavailable to, or insufficient to hold harmless, an indemnified party in respect of any losses, claims, damages or liabilities (or actions in respect thereof), each indemnifying party, in order to provide for just and equitable contribution, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect (i) the relative benefits received by the indemnifying party or parties on the one hand and the indemnified party on the other from the offering of the Notes or (ii) if the allocation provided by the foregoing clause (i) is not permitted by applicable law, not only such relative benefits but also the relative fault of the indemnifying party or parties on the one hand and the indemnified party on the other in connection with the statements or omissions or alleged statements or omissions that resulted in such losses, claims, damages or liabilities (or actions in respect thereof). The relative benefits received by UCH and UCI on the one hand and any Initial Purchaser on the other shall be deemed to be in the same proportion as the total proceeds from the offering of the Notes (before deducting expenses) received bear to the total discounts and commissions or other compensation received by such Initial Purchaser with respect to the Notes purchased by such Initial Purchaser. The relative fault of the parties shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by UCH and UCI on the one hand, or such Initial Purchaser on the other, the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission or alleged statement or omission, and any other equitable considerations appropriate in the circumstances. UCH and UCI and the Initial Purchasers agree that it would not be equitable if the amount of such contribution were determined by pro rata or per capita allocation or by any other method of allocation that does not take into account the equitable considerations referred to in the first sentence of this paragraph (d). Notwithstanding any other provision of this paragraph (d), no Initial Purchaser shall be obligated to make contributions hereunder that in the aggregate exceed the total discounts, commissions and other compensation received by such Initial Purchaser, less the aggregate amount of any damages that such Initial Purchaser has otherwise been required to pay by reason of the untrue or alleged untrue statements or the omissions or alleged omissions to state a material fact, and no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this paragraph (d), each person, if any, who controls an Initial Purchaser within the meaning of Section 15 of the Act or Section 20 of the Exchange Act shall have the same rights to contribution as the Initial Purchasers, and each director of either UCH or UCI, each officer of either UCH or UCI and each person, if any, who controls either UCH or UCI within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, shall have the same rights to contribution as UCH or UCI, as the case may be. The indemnity and contribution agreements contained in this Section 4 will be in addition to any liability that the indemnifying parties may otherwise have to the indemnified parties referred to above.

          Section  5.  Certain  Information.  The  statements  set  forth in the
                       --------------------
third paragraph and the second and third sentences in the fifth paragraph and the seventh, eighth, ninth and tenth paragraphs under the heading "Private Placement" in the Memorandum constitute the only information furnished by the Initial Purchasers to UCH or UCI for the purposes of Sections 1(a) and 4 hereof (the "Initial Purchaser Information"). The statements set forth in the
       -------------------------------
penultimate paragraph on page 11 and the last paragraph on page 85 on pages 37, 41, 53 through 55, 74, 75, 83 and F-1 through F-5 constitute the only information  furnished  by  BRL  and  BRLC  (the  "Issuer  Information").
                                                   -------------------

          Section 6.  Survival Clause.  Notwithstanding anything to the contrary
                      ---------------
in the other provisions of the Engagement Letter, the respective representations, warranties, agreements, covenants, indemnities and other statements of UCH and UCI, their respective officers and the Initial Purchasers set forth in this Agreement or made by or on behalf of them pursuant to this Agreement shall remain in full force and effect, regardless of (i) any investigation made by or on behalf of UCH or UCI, any of their respective officers or directors, the Initial Purchasers or any controlling person referred to in Section 4 hereof and (ii) delivery of and payment for the Notes. The respective agreements, covenants, indemnities and other statements set forth in
Section 4 hereof shall remain in full force and effect, regardless of any termination or cancellation of this Agreement.

          Section  7.  Other  Agreements; Parties.  Upon the execution hereof by
                       --------------------------
the parties hereto, this Agreement shall be a binding agreement, in full force and effect, among the parties hereto. The Engagement Letter, as specifically supplemented hereby, shall continue to be in full force and effect and is in all respects ratified and confirmed, except with respect to Sections 2(a), 2(b), 2(c), 3(b) and 3(c) thereof, which are terminated and superseded in their entirety hereby.

          Section  8.  Termination.  Notwithstanding anything to the contrary in
                       -----------
the other provisions of the Engagement Letter, the Engagement Letter shall be deemed to be in full force and effect as supplemented by this Agreement; provided that this Agreement may be terminated at the same time as any termination of the Purchase Agreement; provided, however, that the indemnification provisions hereof set forth in Section 4 shall survive any such termination as provided in Section 6.

          Please confirm that the foregoing is in accordance with your understanding by signing and returning to us the enclosed duplicate of this letter.


                               Very  truly  yours,

                               UNIVERSAL  COMPRESSION,  INC.


                               By:  /s/  Richard  W.  Fitzgerald
                                    ----------------------------
                                    Richard  W.  Fitzgerald
                                    Senior  Vice  President  and
                                    Chief  Financial  Officer


                               UNIVERSAL  COMPRESSION  HOLDINGS,  INC.


                               By:  /s/  Richard  W.  Fitzgerald
                                    ----------------------------
                                    Richard  W.  Fitzgerald
                                    Senior  Vice  President  and
                                    Chief  Financial  Officer



AGREED  TO  AND  ACCEPTED  as  of  the
date  first  written  above:

DEUTSCHE  BANC  ALEX.  BROWN  INC.
FIRST  UNION  SECURITIES,  INC.
BANC  ONE  CAPITAL  MARKETS,  INC.
SCOTIA  CAPITAL  (USA)  INC.

By:  Deutsche  Banc  Alex.  Brown  Inc.

By:  /s/  Steven  M.  Cowan
   ----------------------------
Steven  M.  Cowan
Vice  President

BRL  UNIVERSAL  EQUIPMENT  2001  A,  L.P.

By:  BRL Universal Equipment Management, Inc.,
     its  General  Partner


By:  /s/  Daniel  D.  Boeckman
     ----------------------------
     Daniel  D.  Boeckman
     Executive  Vice  President

BRL  UNIVERSAL  EQUIPMENT  CORP.


By:  /s/  Daniel  D.  Boeckman
   ----------------------------
     Daniel  D.  Boeckman
     Executive  Vice  President